UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

BrightView Holdings, Inc. (the “Company”), its wholly-owned subsidiary, BrightView Landscapes, LLC (the “Credit Agreement Borrower”), the other credit parties party thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agent”), entered into Amendment No. 11 to the Credit Agreement dated as of June 17, 2026 (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of December 18, 2013, by and among the Company, the Credit Agreement Borrower and the lenders or other financial institutions or entities from time to time party thereto and the Agent to, among other things, extend the maturity date of the Company’s seven-year Term Loans through June 17, 2033.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Receivables Financing Agreement Amendment

On June 12, 2026, BrightView Funding LLC (the “Receivables Facility Borrower”) and BrightView Landscapes, LLC, affiliates of the Company, entered into the Sixth Amendment to the Receivables Financing Agreement (the “Receivables Facility Amendment”), which amends the Receivables Financing Agreement, dated as of April 28, 2017, by and among the Receivables Facility Borrower, BrightView Landscapes, LLC, as initial servicer, PNC Bank, National Association, as administrative agent and letter of credit bank, PNC Capital Markets LLC, as structuring agent, and the persons from time to time party thereto as lenders and letter of credit participants and acknowledged by the Company as performance guarantor (as amended, the “Receivables Financing Agreement”).

Under the terms of the Receivables Facility Amendment, the Receivables Financing Agreement was amended (as so amended, the “Amended Receivables Financing Agreement”) to, among other things, extend the Scheduled Termination Date (as defined in the Receivables Financing Agreement) to June 12, 2029.

The foregoing description of the Receivables Facility Amendment and the Amended Receivables Financing Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and the Amended Receivables Financing Agreement, which are filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On June 18, 2026, the Company issued a press release describing the Credit Agreement Amendment and the Receivables Facility Amendment. The press release is furnished hereto as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 11 to Credit Agreement, including Annex A thereto, the Credit Agreement, dated as of June 17, 2026, by and among BrightView Holdings, Inc., BrightView Landscapes, LLC, each of the other credit parties thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent.

10.2	Sixth Amendment to the Receivables Financing Agreement, including Exhibit A thereto, a marked version of the Receivables Financing Agreement, dated as of June 12, 2026, by and among BrightView Funding LLC, as borrower, BrightView Landscapes, LLC, as initial servicer, and PNC Bank, National Association, as lender, letter of credit bank, letter of credit participant and administrative agent.

99.1	Press Release of BrightView Holdings, Inc., dated June 18, 2026

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: June 18, 2026	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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